Exhibit 10.29

CONSOLIDATION OF NOTES AND MODIFICATION

AND EXTENSION AGREEMENT

This Consolidation of Notes and Modification and Extension Agreement is entered into as of the ____ day of February, 2022, by and between AMERICAN FARMLAND COMPANY L.P., a Delaware limited partnership (“Borrower”) and RUTLEDGE INVESTMENT COMPANY, a Tennessee corporation (“Lender”).

WITNESSETH:

WHEREAS, on December 6, 2013, Borrower executed that certain Revolving Credit Promissory Note in the principal sum of Twenty-Five Million and No/100 Dollars ($25,000,000.00) payable to the order of Lender and last amended by that certain Amendment to Promissory Note dated January 29, 2021 executed by Borrower and Lender and having a current maturity date of April 1, 2022 (the “First Note”); and

WHEREAS, on January 14, 2015, Borrower executed that certain Revolving Credit Promissory Note in the principal sum of Twenty-Five Million and No/100 Dollars ($25,000,000.00) payable to the order of Lender and last amended by that certain Amendment to Promissory Note dated January 29, 2021 executed by Borrower and Lender and having a current maturity date of April 1, 2022 (the “Second Note”); and

WHEREAS, on August 18, 2015, Borrower executed that certain Revolving Credit Promissory Note in the principal sum of Twenty-Five Million and No/100 Dollars ($25,000,000.00) payable to the order of Lender and last amended by that certain Amendment to Promissory Note dated January 29, 2021 executed by Borrower and Lender and having a current maturity date of April 1, 2022 (the “Third Note”); and

WHEREAS, on December 22, 2015, Borrower executed that certain Revolving Credit Promissory Note in the principal sum of Fifteen Million and No/100 Dollars ($15,000,000.00) payable to the order of Lender and last amended by that certain Amendment to Promissory Note dated January 29, 2021 executed by Borrower and Lender and having a current maturity date of April 1, 2022 (the “Fourth Note”); and

WHEREAS, on February 3, 2017, Borrower executed that certain Revolving Credit Promissory Note in the principal sum of Thirty Million and No/100 Dollars ($30,000,000.00) payable to the order of Lender and last amended by that certain Amendment to Promissory Note dated January 29, 2021 executed by Borrower and Lender and having a current maturity date of April 1, 2022 (the “Fifth Note” and together with the First Note, Second Note, Third Note and Fourth Note, the “Notes” and after consolidation, the “Note”); and

WHEREAS, Lender is the holder of the Notes; and

WHEREAS, Lender and Borrower desire to consolidate, modify and extend the terms of the Notes as hereafter provided; and

NOW, THEREFORE, for mutual considerations, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:

1.Defined Terms. All terms not otherwise defined herein shall have the following meanings:

“Alternative Benchmark Rate” means a rate of interest per annum equal to the Prime Rate minus two and 5/10 percent (2.5%) which shall adjust daily with changes in the Prime Rate, provided that if the Prime Rate would be less than zero percent (0%), then the Prime Rate shall be deemed to be zero percent (0%).

“Applicable Margin” means (i) one and eighty hundredths percent (1.80%) when Borrower’s EBITDA is equal to or greater than $35,000,000, (ii) one and ninety five hundredths percent (1.95%) when Borrower’s EBITDA is equal to or greater than $32,000,000 but less than $35,000,000, (iii) Two and ten hundredths percent (2.10%) when Borrower’s EBITDA is equal to or greater than $30,000,000 and less than $32,000,000 and (iv) two and twenty five hundredths percent (2.25%) when Borrower’s EBITDA is less than $30,000,000. Borrower’s EBITDA shall be determined based on its most recent yearend financial statement furnished to Lender.  From the date hereof until the first determination of Borrower's EBITDA, the Applicable Margin described in clause (ii) of this definition shall apply.

Benchmark” means the Index and thereafter the then-current Successor Rate.

“Conforming Changes” means, with respect to any Successor Rate, any technical, administrative or operational changes (including changes to the definitions such as “Business Day,” “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that Lender decides may be appropriate to reflect the adoption and  implementation  of such Successor Rate and to permit the administration thereof by Lender in a manner Lender decides is reasonably necessary in connection with the administration of this Agreement and the Note.

“EBITDA” means earnings before interest, taxes, depreciation and amortization, as each such item is calculated in accordance with GAAP on a trailing twelve-month basis.

“GAAP” means generally accepted accounting principles.

“Index” means Term SOFR, however, that if the Index for adjustment is less than zero percent (0%), then the Index shall be deemed to be zero percent (0%).

“Interest Period” means a three-month period commencing on the first numeric calendar day of each three-month period, provided that (i) the initial Interest Period shall commence on the date of this Agreement and shall continue until April 1, 2022 at which time the full three-month Interest Period shall commence and (ii) no Interest Period shall operate to extend the date on which any amount owed under the Note is due and payable.

“Prime Rate” means the Wall Street Journal Prime Rate, which is the Prime Rate published in the “Money Rates” section of the Wall Street Journal from time to time, and shall change effective on the day after the date any change in such rate is reported; further provided if the rate referenced in this paragraph is at any time less than zero percent (0%), then such rate shall be deemed to be zero percent (0%).

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Relevant Governmental Body Recommended Rate” means, in respect of any relevant day the rate (inclusive of any spreads or adjustments which may be positive or negative) recommended as the replacement for the Benchmark by the Relevant Governmental Body (which rate may be produced by the Federal Reserve Bank of New York or another administrator).

“Term SOFR” means for any Interest Period a rate per annum equal to the Term SOFR Screen Rate for a three (3) month duration that is published two (2) U.S. Government Securities Business Days prior to each Interest Rate Change Date.

“Term SOFR Screen Rate” means the forward looking secured overnight financing rate for the corresponding Interest Period administered by CME Group Benchmark Administration Ltd (or a successor administrator of Term SOFR) and published at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html?redirect=/termsofr (or such other commercially available source providing such quotations as may be designated by Lender from time to time).

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

2.Acknowledgement of Outstanding Principal Indebtedness.  It is hereby acknowledged that the outstanding principal balance of the Notes are as follows:

(a)First Note. The outstanding principal balance of the First Note as of the date hereof is $17,000,000.00;

(b)Second Note. The outstanding principal balance of the Second Note as of the date hereof is $25,000,000.00;

(c)Third Note. The outstanding principal balance of the Third Note as of the date hereof is $25,000,000.00;

(d)Fourth Note. The outstanding principal balance of the Fourth Note as of the date hereof is $15,000,000.00; and

(e)Fifth Note. The outstanding principal balance of the Fifth Note as of the date hereof is $30,000,000.00.

It is hereby acknowledged by Lender and Borrower that the aggregate outstanding principal balance under the Notes, after consolidation, as of the date hereof is One Hundred Twelve Million and No/100 Dollars ($112,000,000.00).

3.Modification of Note – Interest Rate.  It is agreed that the Note is hereby modified and amended to change the interest rate to be charged thereunder, effective with the date hereof, to an adjustable rate per annum equal to the Index plus the Applicable Margin that is reset at the end of each Interest Period and continuing until Maturity.

4.Inability to Determine Index.

(a)In the event Lender determines in its sole discretion that (i) there is a public announcement by the administrator of a Benchmark or a Relevant Governmental Body that such Benchmark will cease or has ceased to be published; (ii) a public announcement is made by the administrator of a Benchmark or any Relevant Governmental Body that the Benchmark is no longer representative; or (iii) a Relevant Governmental Body has determined that Lender may no longer utilize the Benchmark for purposes of setting interest rates; (each a “Benchmark Transition Event”), Lender will have no obligation to make, fund or maintain a loan based on the Benchmark, and on a date and time determined by Lender, without any further action or consent of by Borrower or amendment to this Agreement, the first available alternative set forth in the order below that can be determined by Lender shall replace the Benchmark (“Successor Rate”):

(X)Relevant Governmental Body Recommended Rate; or

(Y) Alternative Benchmark Rate.

(b)In connection with the implementation of a Successor Rate, Lender will have the right, with the consent of Borrower (not to be unreasonably delayed, conditioned or withheld), to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such Successor Rate or Conforming Changes will become effective without any further action or consent of Borrower. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero percent (0%), the Successor Rate will be deemed to be zero percent (0%) for the purposes of this Agreement. For avoidance of doubt, following the implementation of a Successor Rate, the interest rate under the Note will be the Successor Rate plus the Applicable Margin.

(c)Lender will notify (in one or more notices) Borrower of the implementation of any Successor Rate. Any determination or decision that may be made by Lender pursuant to this Section 4, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in Lender’s sole discretion and without consent from Borrower.

(d)In the event Lender determines in its sole discretion that Lender cannot make, fund, or maintain a loan based upon the Benchmark due to illegality or the inability to ascertain or determine said rate on the basis provided for herein (“Unavailability Period”) and a Benchmark Transition Event has not occurred, then at the election of Lender the Benchmark shall convert to the Alternative Benchmark Rate for purposes of calculating the interest rate on the then outstanding principal balance and for interest accruing on any fundings or advances requested by Borrower and, thereafter, the interest rate on the Note shall adjust simultaneously with any fluctuation in the Alternative Benchmark Rate.  In the event Lender determines that the circumstances giving rise the Unavailability Period have ended, at such time as determined by Lender the Benchmark will revert to the prior Benchmark (provided a Benchmark Transition Event has not occurred).  Lender shall provide notice, which may be after the implementation of the Alternative Benchmark Rate as contemplated hereunder, to Borrower of any Benchmark change that is made pursuant to this Section 4. For avoidance of doubt, following conversion to the Alternative Benchmark Rate, the interest rate under the Note will be the Alternative Benchmark Rate plus the Applicable Margin.

5.Consolidation of the Notes. The Notes are hereby consolidated so that the payment schedule of the principal and accrued interest thereon shall be paid aggregately in the following matter, to-wit:

Quarterly installments of accrued interest only on the principal balance remaining outstanding from time to time shall be due and payable beginning on the first day of April, 2022 and continuing thereafter on the first day of each consecutive quarter thereafter until March 1, 2027 (“Maturity”) at which time the final installment of the outstanding principal balance of the Note plus all accrued and unpaid interest thereon shall be due and payable in full.

6.Step Down of Availability. The principal amount available under this Note shall decrease by two and one-half percent (2.5%) on each anniversary of the date of this Note.

7. Reaffirmation of Obligations. All terms and provisions of the Notes not herein specifically modified or amended shall remain in full force and effect and are hereby reaffirmed by the parties hereto. The execution and delivery of this Agreement does not constitute payment, cancellation, satisfaction, discharge, release, extinguishment or novation of the principal indebtedness evidenced by the Notes.

[Signatures follow on separate page]

IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.

BORROWER:

AMERICAN FARMLAND COMPANY L.P.,

a Delaware limited partnership

By: FPI Heartland GP LLC, a

Delaware limited liability company Its:General Partner

    By: /s/ Luca Fabbri _________________

        Name:Luca Fabbri

        President

LENDER:

RUTLEDGE INVESTMENT COMPANY

By:_/s/ Gwin S. Smith _____________

Gwin S. Smith

            President